Exhibit 99.1

Important Notice

to

Directors and Executive Officers of

Brighthouse Financial, Inc.

Regarding Blackout Period and Regulation BTR Trading Restrictions

June 29, 2018

This notice is to inform you of significant restrictions on your ability to trade in equity securities of Brighthouse Financial, Inc. (the “Company”), including shares of the common stock of the Company (the “Company Common Stock”) during an upcoming special blackout period described below.

On June 25, 2018, the New England Life Insurance Company Agents’ Retirement Plan and Trust (the “NELICO Plan”) notified the Company and participants in the NELICO Plan of a blackout period (the “Special Blackout Period”) for the NELICO Plan, which includes among its investment options a Company stock fund that is invested in the Company Common Stock (the “Company Stock Fund”). This Special Blackout Period is being implemented to facilitate a change in recordkeeper for the NELICO Plan from Alight to Milliman, effective August 1, 2018, including the transfer of plan and participant account information to Milliman. During the Special Blackout Period, participants in the NELICO Plan will be unable to access their plan accounts or redirect the investment of their plan accounts or receive a distribution from the NELICO Plan, including being unable to sell any shares held through the Company Stock Fund. The Company Stock Fund is currently closed to new investments.

The Special Blackout Period will begin on July 26, 2018 and end no later than August 17, 2018.

Your ability to trade in Company Common Stock is affected by the Special Blackout Period. During the Special Blackout Period, the Company’s directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, will be subject to trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation Blackout Trading Restriction (“Regulation BTR”) as promulgated by the U.S. Securities and Exchange Commission. Subject to limited exceptions, these restrictions generally prohibit, during the Special Blackout Period, the direct or indirect purchase, sale or other acquisition or transfer of any equity security of the Company acquired in connection with your service or employment as a director or executive officer of the Company. The term “equity security” is defined broadly to include Company Common Stock, options to purchase Company Common Stock and derivative securities which derive their value from Company Common Stock. Transactions covered by this trading restriction are not limited to those involving your direct ownership, but also include any transaction in which you may have a pecuniary interest (e.g., transaction by your immediate family members who share your household, as well as certain entities in which you have financial involvement).

Regulation BTR imposes penalties, including criminal penalties, and a requirement to disgorge all profits, on trades that occur during a Regulation BTR blackout period.

Although certain transactions are exempt from this trading prohibition, those exemptions are limited. Given the applicable rules and the short time period involved here, it is recommended that you avoid any change in your beneficial ownership of Company Common stock, other equity and derivative securities during the Special Blackout Period.

It should be noted that these Special Blackout Period restrictions apply in addition to the trading restrictions imposed under the Company’s Insider Trading Policy, including those during the Company’s quarterly blackout period. The Special Blackout Period will overlap with, and extend beyond, the Company’s quarterly blackout period for the second quarter of 2018.

During the Special Blackout Period and for a period of two years after the end date thereof, you may obtain, without charge, information regarding the Special Blackout Period, including the actual beginning and end dates of the Special Blackout period, by contacting Milliman by telephone at (866) 767-1212 or by mail at Milliman (DC plan code 411BHB), 3800 American Blvd W, Suite 400, Minneapolis, MN 55431. In addition, for any questions you may have about the Special

Blackout Period and how it may relate to other blackout or lock-up periods currently in effect, you may also contact Bruce Schindler by telephone at (980) 949-3613 or by mail at Bruce Schindler, Brighthouse Financial, Inc., 285 Madison Avenue, 14th Floor, New York, NY 10017.